                                                                    EXHIBIT 99.4

           UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma combined financial statements have been prepared to give effect to the merger of Veritas Acquisition Corp., a wholly owned subsidiary of Keane, Inc., with and into Metro Information Services, Inc. using the purchase method of accounting.

     The unaudited pro forma combined balance sheet as of September 30, 2001 gives effect to the merger as if it had occurred on such date, and reflects the allocation of the purchase price to the Metro assets acquired, and liabilities assumed. The unaudited pro forma combined statements of income combine the historical statements of income of Keane and Metro as if the merger had occurred at January 1, 2000. It is expected that following the merger, Keane will incur additional costs, in connection with integrating the operations of the two companies. Integration-related costs are not included in the accompanying unaudited pro forma combined financial statements.

     Unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma combined financial statements are based upon the respective historical financial statements of Keane and Metro, as adjusted, and do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations of the combined company.

     The allocation of the Metro purchase price is based upon information provided to date by Metro to Keane and its advisors. Based on an analysis of fair market value, the excess of the purchase price over the fair value of net tangible assets on Metro's balance sheet has been allocated to identifiable intangible assets and the remaining balance to goodwill.

     The total amount of goodwill and identifiable intangible assets is $195.8 million with an average useful life of identifiable intangible assets of approximately five years.

KEANE
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2001 (In thousands)

                                                          Historical     Historical     Pro Forma      Pro Forma
                                                          ----------     ----------     ---------      ---------
                                                            Keane           Metro      Adjustments       Keane
                                                            -----           -----      -----------       -----
ASSETS
Current assets
     Cash and cash equivalents ........................   $  94,762       $      84    $      --      $   94,846
     Marketable securities ............................      90,010              --           --          90,010
     Accounts receivable, net:
          Trade .......................................     143,924          44,235           --         188,159
          Other .......................................       1,162             278           --           1,440
      Prepaid expenses and deferred ...................                                   (2,853)(C)
      income taxes ....................................      17,876           3,810        2,712 (E)      21,545
                                                          ---------       ---------    ---------       ---------
          Total current assets ........................     347,734          48,407         (141)        396,000
Property and equipment, net ...........................      19,854          10,824           --          30,678
Goodwill, net .........................................      71,984          98,080       51,609 (A)     221,673
Other intangible assets, net ..........................      37,819          14,065       32,035 (A)      83,919
Deferred taxes and other assets, net ..................      23,199             234         (234)(C)      23,199
                                                          ---------       ---------    ---------       ---------
          Total assets ................................   $ 500,590       $ 171,610    $  83,268      $  755,468
                                                          =========       =========    =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Accounts payable .................................   $  11,205       $   4,059    $      --      $   15,264
     Notes payable ....................................          --              --       69,078 (F)      69,078
     Accrued expenses and other liabilities ...........      37,526          11,882       15,713 (B)      65,121
       Accrued compensation ...........................      30,046              --           --          30,046
      Accrued income taxes ............................      12,570              --           --          12,570
      Unearned income .................................       4,076              --           --           4,076
      Current capital lease obligations ...............       1,244              --           --           1,244
                                                          ---------       ---------    ---------       ---------
          Total current liabilities ...................      96,667          15,941       84,791         197,399
Deferred income taxes .................................       5,862           2,960       (2,960)(C)      25,237
                                                                                          19,375 (E)
Long-term portion of capital lease obligations ........       1,549              --           --           1,549
Notes payable .........................................          --          69,078      (69,078)(F)          --

Stockholders' equity
     Common stock .....................................       7,245             154         (154)(D)       7,517
                                                                                             272 (D)
     Class B common stock .............................          28              --           --              28
     Additional paid in capital .......................     112,281          41,721       43,508 (D)     160,944
                                                                                           4,754 (D)
                                                                                             401 (D)
                                                                                         (41,721)(D)
     Deferred compensation ............................          --              --         (401)(D)        (401)
     Accumulated other comprehensive income ...........      (1,233)         (2,326)       2,326  D       (1,233)

     Retained earnings ................................     364,428          44,082      (44,082)(D)     364,428
     Treasury stock ...................................     (86,237)             --       86,237 (D)          --
                                                          ---------       ---------    ---------       ---------
          Total stockholders' equity ..................     396,512          83,631       51,140         531,283
                                                          ---------       ---------    ---------       ---------
Total liabilities and stockholders' equity ............   $ 500,590       $ 171,610    $  83,268       $ 755,468
                                                          =========       =========    =========       =========

    See notes to unaudited pro forma combined financial statements.

KEANE
UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
(In thousands, except per share amounts)

                                                              Historical  Historical    Pro Forma       Pro Forma
                                                              ----------  ----------    ---------       ---------
                                                                Keane       Metro      Adjustments        Keane
                                                                -----       -----      -----------        -----
Total revenues ............................................   $ 591,978   $ 210,662     $      --      $  802,640
Salaries, wages and other direct costs ....................     412,350     152,202            --         564,552
Selling, general and other administrative expenses ........     142,037      49,960            --         191,997
Amortization of goodwill and other intangible                                               7,065 (G)
   assets .................................................      10,416       3,828        (3,828)(H       10,416

Restructuring charge ......................................          --         995            --             995
                                                              ---------   ---------     ---------      ----------
Operating income ..........................................      27,175       3,677        (3,237)         27,615
Interest and dividend income                                      5,460          32            --           5,492
Interest expense ..........................................         245       3,708            --           3,953
Other (income) expense, net ...............................      (1,985)     (1,200)           --          (3,185)
                                                              ---------   ---------     ---------      ----------
Income before income taxes ................................      34,375       1,201        (3,237)         32,339
Provision for income taxes ................................      13,921         909        (1,295)         13,535
                                                              ---------   ---------     ---------      ----------
Net income ................................................   $  20,454   $     292     $  (1,942)     $   18,804
                                                              =========   =========     =========      ==========
Net income per share (basic) ..............................   $    0.30   $    0.02            --      $     0.25
                                                              =========   =========     =========      ==========
Net income per share (diluted) ............................   $    0.30   $    0.02            --      $     0.25
                                                              =========   =========     =========      ==========
Weighted average common shares outstanding
   (basic) ................................................      67,841      15,278       (15,278)(I)      75,203
                                                                                            7,362 (J)
Weighted average common shares and common share
equivalents outstanding (diluted)
 ..........................................................      68,749      15,283       (15,283)(I)      76,288
                                                                                            7,362 (J)
                                                                                              177 (J)

See notes to unaudited pro forma combined financial statements.

KEANE
UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2000
(In thousands, except per share amounts)

                                                          Historical    Historical     Pro Forma      Pro Forma
                                                          ----------    ----------     ---------      ---------
                                                             Keane        Metro       Adjustments       Keane
                                                             -----        -----       -----------       -----
Total revenues ..........................................    $871,956   $ 313,591     $      --       $1,185,547
Salaries, wages and other direct costs ..................     621,208     221,566            --          842,774
Selling, general and other administrative expenses ......     201,852      70,645            --          272,497
Amortization of goodwill and other intangible assets ....      12,351       4,822         9,340 (G)       21,691
                                                                                         (4,822)(H)
Restructuring charge ....................................       8,624         403            --            9,027
                                                             --------   ---------     ---------       ----------
Operating income ........................................      27,921      16,155        (4,518)          39,558
Interest and dividend income ............................       7,725          94            --            7,819
Interest expense ........................................         588       6,812            --            7,400
Other (income) expense, net .............................         872          --            --              872
                                                             --------   ---------     ---------       ----------
Income before income taxes ..............................      34,186       9,437        (4,518)          39,105
                                                             --------   ---------     ---------       ----------
Provision for income taxes ..............................      13,832       4,302        (1,807)          16,327
                                                             --------   ---------     ---------       ----------
Net income ..............................................    $ 20,354   $   5,135     $ (12,711)      $   22,778
                                                             ========   =========     =========       ==========
Net income per share (basic) ............................    $   0.29   $    0.34            --       $     0.30
                                                             ========   =========     =========       ==========
Net income per share (diluted) ..........................    $   0.29   $    0.34            --       $     0.30
                                                             ========   =========     =========       ==========
Weighted average common shares outstanding
   (basic) ..............................................      69,646      15,101       (15,101)(I)       77,008
Weighted average common shares and common share                                           7,362 (J)
equivalents outstanding (diluted) .......................      69,993      15,145       (15,145)(I)       77,493
                                                                                          7,362 (J)
                                                                                            138 (J)







See notes to unaudited pro forma combined financial statements.

KEANE
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

Note 1

     The unaudited pro forma combined financial statements reflect the conversion of all of the outstanding shares of Metro common stock into approximately 7.4 million shares of Keane common stock pursuant to the merger. This calculation is based on Metro outstanding common stock at August 17, 2001 using the conversion ratio of 0.48 of a share of Keane common stock for each share of outstanding Metro common stock. Options to purchase approximately 1.3 million shares of Metro common stock with a weighted average exercise price of $15.05 were assumed by Keane pursuant to the merger and converted into options to purchase approximately 602,000 shares of Keane common stock.

     The total cost of the merger is approximately $145,167, determined as follows:

     Fair value of Keane shares (calculated using $17.66 per share average fair value for the three days prior to and after announcement of the merger) ... $130,017
     Value of Metro options assumed ..............................................    4,754
     Keane transaction costs, consisting primarily of financial advisory,
       legal and accounting fees  ................................................    7,786
     Transaction bonuses paid and to be paid to some of Metro's executive officers    2,610
                                                                                   --------

                                                                                   $145,167
                                                                                   ========

     Keane's common stock has been valued using an average price for three days before and after the announcement of the merger. The fair value of options assumed was determined using the Black-Scholes method assuming an expected life of 4.4 years, a risk-free interest rate of 5.0%, volatility of 93.0% and no expected dividends. In accordance with FASB Interpretation No. 44, or FIN 44, "Accounting for Certain Transactions Involving Stock Compensation--an Interpretation of APB 25," the intrinsic value of unvested options of Metro has been allocated to deferred stock compensation. Deferred stock compensation will be amortized on a straight-line basis over the estimated vesting period of the related options.

     Based upon the valuation of tangible and intangible assets acquired and liabilities assumed, Keane has allocated the total cost of the merger to the net assets of Metro as follows:

     Net tangible liabilities assumed ..........................  $ (50,622)
     Customer contracts (5 year useful life) ...................     45,200
     Non-compete agreements (3 year useful life) ...............        900
     Goodwill ..................................................    149,689
                                                                  ---------
                                                                  $ 145,167

Note 2

     The unaudited pro forma combined balance sheets include the adjustments necessary to give effect to the merger as if it had occurred on September 30, 2001 and to reflect the allocation of the acquisition cost to the fair value of tangible and intangible assets acquired and liabilities assumed as noted above, including the elimination of Metro's equity accounts. Adjustments included in the pro forma combined balance sheet are summarized as follows (in thousands except per share amounts):

          (A) To eliminate Metro historic goodwill and intangible assets recorded as a result of previous acquisitions and to record the estimated value of identifiable intangible assets, including goodwill.

          (B) To adjust Metro current liabilities in order to conform with Keane's current corporate accounting policies and to record the accrual of Keane's and Metro's estimated transaction costs of $11 million and transaction bonuses of $3,122 due to some of Metro's executive officers upon consummation of the merger. Estimated transaction costs include all costs directly incurred as a result of the transaction including, but not limited to, fees for financial advisors, accountants and attorneys and other related costs.

          (C) To eliminate Metro deferred income taxes.

          (D) To eliminate Metro historical shareholders' equity accounts and to record the issuance of 7,362,125 shares of Keane $0.10 par value common stock, of which 4,646,454 shares were issued from treasury stock, to acquire all of the outstanding common stock of Metro, including an adjustment of $4,754,000 to additional paid-in-capital to reflect the fair value of all stock options issued by Keane in exchange for all outstanding Metro stock options. This also includes an adjustment to record the intrinsic value of unvested options issued by Keane in exchange for the unvested stock options of Metro in accordance with FIN No. 44 (See Note 1).

          (E) To record deferred income taxes in connection with the purchase price allocation.

          (F) To reclassify Metro's outstanding note payable from long-term to short-term liabilities in order to reflect the fact that, upon consummation of the merger, Metro's note payable became due immediately.

Note 3

     The unaudited pro forma combined statements of income include the adjustments necessary to give effect to the merger as if it had occurred on January 1, 2000:

          (G) To record the amortization of identifiable intangible assets using an estimated average useful life of five years.

          (H) To eliminate Metro amortization expense related to goodwill and intangible assets recorded as a result of previous acquisitions.

          (I) To eliminate Metro weighted average common shares outstanding.

          (J) Pro forma basic income per share amounts for the year ended December 31, 2000 and the nine months ended September 30, 2001, are based upon the historical weighted-average number of Keane common stock outstanding adjusted to reflect the issuance, as of January 1, 2000, of approximately 7,362,125 shares of Keane common stock. Pro forma diluted net income per share amounts for the year ended December 31, 2000 and the nine months ended September 30, 2001, are based upon the historical weighted-average number of shares of Keane common stock outstanding adjusted to reflect the issuance, as of January 1, 2000, of approximately 7,362,125 shares of Keane common stock and the dilutive effect of stock options issued by Keane in exchange for all outstanding Metro stock options.